
                                                        Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


DOMESTIC SUBSIDIARIES

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
                                                               Names Under Which
                                       State of                 Subsidiary Does
     Name                            Incorporation                 Business
     ----                            -------------             -----------------

Unitog Rental Services, Inc.           California      Unitog Rental Services, Inc.

Unitog Distributing Company, Inc.      California      Unitog Distributing Company, Inc.

Ace-Tex Corporation                    Michigan        Mechanics Uniform Rental Co.

Mechanics Uniform Rental Co.           Michigan        Mechanics Uniform Rental Co.

Hamilton Wiping Cloth Co.              Michigan        Hamilton Wiping Cloth Co.
                                                       (Inactive)

Textile Enterprises, Inc.              Texas           Textile Enterprises, Inc.
                                                       (Inactive)

Holden Manufacturing Co.               Missouri        Holden Manufacturing Co.


Foreign Subsidiary

                                                               Names Under Which
                                       State of                 Subsidiary Does
     Name                            Incorporation                 Business
     ----                            -------------             -----------------

Unitog De Honduras, S.A.               Honduras        Unitog De Honduras, S.A.